                                                              EXHIBIT (h)(1)(d)



                   AMENDMENT NUMBER 3 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT

This Amendment, dated as of July 1, 1999 is made to the Transfer Agency and Service Agreement dated September 8, 1998 (the "Agreement") between AIM Investment Funds (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to
Article 10 of the Agreement.

Paragraph 1 of the Fee Schedule is hereby deleted in its entirety and replaced with the following:

"1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

                                                                Per Account Fee
               Fund Type                                          Annualized
               ---------                                        ---------------
               Class A Annual/Semi-Annual Dividends                $15.15
               Class A Quarterly & Monthly Dividends                17.15
               Class A Daily Accrual                                19.65
               Class B                                              19.65
               Class C                                              19.65
               Advisor Class Annual/Semi-Annual Dividends           15.15
               Advisor Class Quarterly/Monthly Dividends            17.15
               Advisor Class Daily Accrual                          19.65"


All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                                      AIM INVESTMENT FUNDS



                                                      By: /s/ ROBERT H. GRAHAM
                                                          --------------------
                                                          President
ATTEST:

/s/ KATHLEEN J. PFLUEGER
-----------------------
Assistant Secretary

                                                      A I M FUND SERVICES, INC.



                                                      By: /s/ JOHN CALDWELL
                                                          ----------------------
                                                          President


ATTEST:

/s/ LISA MOSS
-------------------
Assistant Secretary